EXHIBIT 23.1

          Birk Gross Bell & Coulter, P.C.
          CERTIFIED PUBLIC ACCOUNTANTS / BUSINESS CONSULTANTS

    10 W. MARKET, 2300 MARKET TOWER   INDIANAPOLIS, IN 46204   317-633-4700
             300 S. MADISON, SUITE 410   GREENWOOD, IN 46142   317-887-4072
                                                         FAX   317-638-5217


                      CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan


We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 2, 1997, relating to the balance sheets of Carpenter Industries, LLC as of December 31, 1996 and 1995, and the related statements of operations, statement of changes in owners' equity, and statements of cash flows for the years in the two-year period ended December 31, 1996, appearing in this Current Report on Form 8-K of Spartan Motors, Inc.




/s/Birk Gross Bell & Coulter, P.C.
Indianapolis, Indiana
March 27, 1997




AN INDEPENDENT MEMBER OF
BDO
SEIDMAN
ALLIANCE Members: Division for CPA Firms American Institute of Certified Public Accountants